Exhibit 99.1

Annual Shareholder Meeting April 27, 2009 C A P E B A N C O R P

C A P E B A N C O R P This presentation may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, attendees should not place undue reliance on any forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, general economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; and other competitive, governmental, regulatory, and technological factors affecting the Bank and its operations, pricing, products, and services. Other factors that may cause actual results to differ from results expressed or implied by forward looking statements are described in Cape Bancorp's Form 10-K and other periodic filings by Cape Bancorp with the Securities and Exchange Commission. Cape Bancorp does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required under applicable law. Forward - Looking Statement Disclaimer

Experienced Management Team Executive Officer Team Age Position Years of Experience Michael D. Devlin 59 President and Chief Executive Officer 34 Robert J. Boyer 56 Executive Vice President and Chief Operating Officer 36 Guy A. Deninger 61 Executive Vice President and Chief Lending Officer 42 Guy Hackney 54 Senior Vice President and Chief Financial Officer 31 3 C A P E B A N C O R P

CAPE BANCORP

Post Merger Accomplishments

- 1/31 Acquisition of Boardwalk Bank, name change to Cape Bank
- 2/10 Cape May Branch Consolidation
- 3/27 Cape Bank Charitable Foundation
- 6/8 Core Data System Conversion
- 6/15 Galloway Branch Consolidation
- 6/30 Vineland Loan Production Office Consolidation
- 8/31 New space renovated for Commercial Loan Consolidation
- 9/30 Linwood Loan Production Office Consolidation

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5 Financial Highlights C A P E B A N C O R P

Total Assets (dollars in millions) Total Assets 6 C A P E B A N C O R P

Investment Portfolio Composition 12/31/08 7 C A P E B A N C O R P $7.5 MM $81.6 MM $11.8 MM $35.6 MM $31.3 MM $4.9 MM Amortized Cost

Net Loans (dollars in millions) Net Loans 8 C A P E B A N C O R P

Loan Loss Allowance/Loans (dollars in millions) 9 C A P E B A N C O R P

12/31/08 Loan Composition 10 C A P E B A N C O R P $511.3 MM $236 MM $48.2 MM

11 Credit Performance C A P E B A N C O R P

Non-Performing Loan Analysis 12 As of December 31, 2008 Breakdown of Non-Performing Loans Non-Performing Commercial Loans by Collateral C A P E B A N C O R P

Total Deposits (dollars in millions) Total Deposits 13 C A P E B A N C O R P

Deposit Composition 14 12/31/08 C A P E B A N C O R P $184.9 MM $104.1 MM $79.5 MM $339.6 MM $3 MM

Capital Trends Tangible Equity/Tangible Assets (%) 15 C A P E B A N C O R P

16 C A P E B A N C O R P Net Operating Loss 2008 (In millions) Net Loss 42.5 Pre-Tax Loss 50.6 Goodwill Impairment 31.7 Charitable Foundation Contribution 6.2 OTTI 15.6 Loan Provision Expense 9.0

17 Non Interest Expense Savings Directors Revamped Directors Compensation Cash Bonus Medical Coverage Pension Reconsideration of Fees Employees Froze Defined Pension Plan Reduced Bonus Plan Payout No Bonus or Salary Increases for Executive Management Reduction in Work Force of 8% No. of Employees, 12/31/2007: 222 FTE No. of Employees, 03/31/2009: 205 FTE C A P E B A N C O R P

18 C A P E B A N C O R P First Quarter Highlights C A P E B A N C O R P

19 First Quarter Highlights Restructure of Management Addition to Board FDIC Special Assessment Impact OTTI (Other Than Temporary Impairment) Expense Control C A P E B A N C O R P

20 C A P E B A N C O R P Questions? C A P E B A N C O R P